Exhibit 99

               CompuDyne Reports EPS Loss of $0.28 for
                          First Quarter 2007

    ANNAPOLIS, Md.--(BUSINESS WIRE)--May 11, 2007--CompuDyne Corporation (Nasdaq:CDCY), an industry leader in sophisticated security products, integration and technology for the public security markets, today reported a net loss of $0.28 per share for the first quarter of 2007, compared to a profit of $0.10 per share reported in the first quarter of 2006. Revenues in the first quarter of 2007 were $31.1 million, down from $40.5 million in the first quarter of 2006. EBITDAS for the first quarter of 2007 was negative $0.4 million, down from a positive $2.5 million in the first quarter of 2006. First quarter 2007 results were negatively impacted by low backlogs entering 2007, and a delay in the award of new projects, resulting in flat backlogs rather than the increasing backlogs that had been anticipated. While results in the first quarter were somewhat worse than we had anticipated, we continue to believe that these are temporal impacts and that high levels of new business activity should eventually translate into increasing backlogs and increasing revenues in the coming quarters.

    Institutional Security Systems ("ISS") revenue was $11.2 million in the first quarter of 2007 compared with $13.4 million in the first quarter of 2006. Pre-tax loss was $1.3 million in the first quarter of 2007 compared to a $0.1 million pre-tax income in the first quarter of 2006. ISS revenues and earnings were negatively impacted by low backlogs, and delays in planned project starts already in backlog. Recent increases in new business activity, as evidenced by strong award levels in March, and a significant amount of business that is pending formal award, suggests that backlogs will improve throughout the year. Pipeline activity is the strongest it has ever been, reflecting strong latent demand for additional jail and prison capacity at all levels of the market - local, state and federal. Especially encouraging is the increasing acceptance of ISS' "MaxWall" modular steel jail cell product, which has the potential of significantly expanding ISS' market. ISS backlog declined by $0.8 million to $63.9 million during the quarter.

    Attack Protection ("AP") revenue was $4.4 million in the first quarter of 2007, down significantly from $11.7 million in the first quarter of 2006. Pre-tax loss was $0.9 million in the first quarter of 2007, compared to pre-tax income of $1.2 million in the first quarter of 2006. AP's Norshield business, which produces bullet, blast and attack resistant doors and windows and vehicle barrier systems, completed a very large embassy order in 2006. Norshield continues to work to replace this volume, however backlogs declined sharply during 2006 while working on this project and have only recently started to recover, presaging continuing low volumes in this business in the coming months of 2007. The delayed receipt of a substantial change order request materially impacted results. Norshield has undergone significant "right-sizing" efforts during 2007 resulting in cost reductions of $1.2 million on an annual basis, and has adopted a strategy of offering to install its products for customers rather than just sell the products. This new strategy, combined with a closer integration with ISS, is expected to expand Norshield's market potential while improving its efficiency. AP's Fiber SenSys ("FSI") brand business, which is one of the world's largest supplier of fiber optic based perimeter alarm systems, almost doubled its revenues in the first quarter of 2007 compared to the first quarter of 2006. FSI is expected to continue to improve revenues throughout the year and produce significant earnings in 2007. AP backlogs increased by $3.6 million to $9.3 million during the quarter, reflecting some success in generating new business both in the traditional embassy market and in other markets where high levels of protection are required.

    Public Safety & Justice ("PS&J") revenues declined to $10.6 million in the first quarter of 2007 compared to $11.8 million in the first quarter of 2006. PS&J had a pre-tax loss of $0.2 million in the first quarter of 2007 compared to break-even in the first quarter of 2006. Spending by PS&J's Tiburon business on its "Next Generation" suite of .NET based software products, which is being fully expensed, continues to impact current results and will impact future results. During the first quarter PS&J very successfully took live one of the largest installations they have ever undertaken. PS&J backlogs declined slightly during the quarter, from $39.1 million at the beginning of the quarter to $37.7 million at the end of the quarter.

    Integrated Electronic Systems ("IES") revenue was $5.0 million in the first quarter of 2007 compared to $3.6 million in the first quarter of 2006 and resulted in a doubling of pre-tax income to $0.4 million for the first quarter of 2007 compared to $0.2 million for the first quarter of 2006. We have been advised that the Bureau of Engraving and Printing ("BEP") will put its contract out to bid again as a result of internal reorganizations. Results of this planned re-bid are expected to become known late this year. We are optimistic that it will be re-awarded to IES due to our outstanding performance. IES' Quanta subsidiary continues to perform this BEP contract. IES' newly combined Signami DCS business, made up of our Signami acquisition and our DCS signals intelligence business, contributed $1.8 million to IES' first quarter 2007 revenues. Signami DCS continues to spend heavily on the refinement of its existing signals intelligence product and on the new integrated platform of Signami and DCS technologies - with the introduction of the new product later this year we expect both revenues and margins in this business to improve substantially.

    In the first quarter of 2007, corporate had a pre-tax loss of $0.3 million, compared to a pre-tax loss of $0.9 million in the first quarter of 2006. This included $0.4 million of net interest cost in the first quarter of 2007, down from $0.5 million in the first quarter of 2006. Corporate expense was reduced despite incurring $0.2 million on legal matters and $0.2 million on Audit/SOX (down from $0.4 million in the first quarter of 2006) related costs in the first quarter of 2007. We ended the quarter with cash and marketable securities of $24.2 million, working capital of $29.7 million, and only $1.5 million of debt maturities prior to 2011.

    Company-wide backlogs were essentially flat during the first quarter of 2007, ending the quarter at $117.1 million, down $0.2 million. This remains an unacceptably low level, however pipeline, quoting, and bidding activity levels continue to be much higher than in recent years.

    Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market and the demand for the Company's products, competitive factors and pricing pressures, changes in legislation, regulatory requirements, government budget problems, the Company's ability to secure new contracts, the ability to remain in compliance with its bank covenants, delays in government procurement processes, inability to obtain bid, payment and performance bonds on various of the Company's projects, technological change or difficulties, the ability to refinance debt when it becomes due, product development risks, commercialization difficulties, adverse results in litigation, the level of product returns, the amount of remedial work needed to be performed, costs of compliance with Sarbanes-Oxley requirements and the impact of the failure to comply with such requirements, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, the Company's ability to realize anticipated cost savings, the Company's ability to simplify its structure and modify its strategic objectives, and general economic conditions. Risks inherent in the Company's business and with respect to future uncertainties are further described in its other filings with the Securities Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.



                COMPUDYNE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                                              March 31,   December 31,
                    ASSETS                      2007          2006
                                            ------------- ------------
                                              (dollars in thousands)
Current Assets
     Cash and cash equivalents              $     10,694  $     7,740
     Marketable securities                         6,001        8,687
     Accounts receivable, net                     25,584       25,534
     Contract costs in excess of billings         12,231       12,031
     Inventories                                   6,152        5,577
     Prepaid expenses and other                    2,031        4,595
                                            ------------- ------------
        Total Current Assets                      62,693       64,164

Cash equivalents pledged                           7,500        7,500
Property, plant and equipment, net                 9,281        9,630
Goodwill                                          13,275       13,274
Other intangible assets, net                       7,282        7,428
Other                                              1,841        1,954
                                            ------------- ------------
        Total Assets                        $    101,872  $   103,950
                                            ============= ============

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued
       liabilities                          $     12,933  $    14,155
      Billings in excess of contract costs
       incurred                                    9,444        9,221
      Deferred revenue                            10,145        9,305
      Current portion of notes payable               440          440
                                            ------------- ------------
          Total Current Liabilities               32,962       33,121

Notes payable                                      2,685        2,685
Convertible subordinated notes payable, net       39,539       39,492
Deferred tax liabilities                           1,425        1,425
Other                                                392          388
                                            ------------- ------------
          Total Liabilities                       77,003       77,111
                                            ------------- ------------

Commitments and Contingencies

Shareholders' Equity                              24,869       26,839
                                            ------------- ------------
          Total Liabilities and
           Shareholders' Equity             $    101,872  $   103,950
                                            ============= ============




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)

                                         Three Months Ended March 31,
                                              2007           2006
                                         -------------- --------------
                                          (in thousands, except per
                                                  share data)

Revenues                                 $      31,132  $      40,470

Cost of sales                                   21,354         27,961
                                         -------------- --------------

Gross profit                                     9,778         12,509

Selling, general and administrative
 expenses                                        9,299          9,736
Research and development                         2,371          1,767
                                         -------------- --------------
(Loss) income from operations                   (1,892)         1,006

Total other expense, net                           442            383
                                         -------------- --------------

(Loss) income before taxes on income            (2,334)           623
Income tax benefit                                   -           (184)
                                         -------------- --------------
Net (loss) income                        $      (2,334) $         807
                                         ============== ==============

Earnings (loss) per share:
----------------------------------------
Basic (loss) income per common share     $        (.28) $         .10
                                         ============== ==============

Weighted average number of common
shares outstanding                               8,436          8,119
                                         ============== ==============

Diluted (loss) income per common share   $        (.28) $         .10
                                         ============== ==============

Weighted average number of common
shares and equivalents                           8,436          8,159
                                         ============== ==============




                COMPUDYNE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED FINANCIAL DATA
                      (in thousands, unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                      2007     2006
                                                    --------- --------
Revenues
  Institutional Security Systems                     $11,155  $13,355
  Attack Protection                                    4,437   11,684
  Public Safety and Justice                           10,583   11,844
  Integrated Electronic Systems                        4,957    3,587
                                                    --------- --------
                                                     $31,132  $40,470
                                                    ========= ========


                                                    Three Months Ended
                                                        March 31,
                                                      2007     2006
                                                    --------- --------
Gross Profit
  Institutional Security Systems                     $   986  $ 2,173
  Attack Protection                                      967    3,292
  Public Safety and Justice                            6,517    6,538
  Integrated Electronic Systems                        1,308      506
                                                    --------- --------
                                                     $ 9,778  $12,509
                                                    ========= ========


                                                    Three Months Ended
                                                        March 31,
                                                      2007     2006
                                                    --------- --------
Pre-tax income (loss)
  Institutional Security Systems                     $(1,275) $   136
  Attack Protection                                     (926)   1,205
  Public Safety and Justice                             (200)       7
  Integrated Electronic Systems                          413      184
  Corporate                                             (346)    (909)
                                                    --------- --------
                                                     $(2,334) $   623
                                                    ========= ========




                                    March 31,   December 31, March 31,
                                        2007        2006        2006
                                    ----------- ------------ ---------
Backlog
 Institutional Security Systems      $  63,868   $   64,687  $ 57,030
 Attack Protection                       9,299        5,686    20,961
 Public Safety and Justice              37,707       39,067    43,874
 Integrated Electronic Systems           6,208        7,902     6,590
                                    ----------- ------------ ---------
                                     $ 117,082   $  117,342  $128,455
                                    =========== ============ =========




            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                               EBITDAS
           (in thousands, except per share data; unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                      2007     2006
                                                    --------- --------

Net loss                                             $(2,334)  $  807
Interest expense                                         792      815
Income tax (benefit)                                       -     (184)
Depreciation and amortization                            841      795
Non-cash stock option expense                            263      255
                                                    --------- --------
EBITDA adjusted for non-cash stock option expense
 (EBITDAS)                                           $  (438)  $2,488
                                                    ========= ========



    This press release contains unaudited financial information that is not prepared in accordance with generally accepted accounting principles (GAAP). Investors are cautioned that the non-GAAP financial measures are not to be construed as an alternative to GAAP. The Company's management uses earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock option expense (EBITDAS), in its internal analysis of results of operations and monitors EBITDAS to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio. Management believes that EBITDAS and Income (Loss) Before Non-Cash Stock Option Expense is useful to investors as a meaningful comparison between periods and as an analysis of the critical components of the Company's results of operations. Management also believes that EBITDAS is useful to investors because it allows them to evaluate the Company's compliance with its bank covenant for a fixed charge coverage ratio.

    CONTACT: CompuDyne Corporation
             Investor Relations:
             Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com